TM capital

Merchant Bankers & Financial Advisors

Wilshire Enterprises, Inc.

TM Capital Corp.

August 7, 2009

Table of Contents

M&A INTERNATIONAL

TM capital
Investment & Merchant Bankers

TAB I:

Transaction Overview

- Wilshire Enterprises, Inc. (WOC: AMEX) entered into a merger agreement with NWJ Companies, Inc. on June 16, 2008 which provided for a cash purchase price of $3.88 per common share
- The merger agreement was terminated on December 4, 2008 due to the inability of NWJ to arrange the related financing
- An investor group (the "Investor Group") including Bulldog Investors, Full Value Partners, L.P. and certain affiliates initiated a proxy contest for Wilshire board seats on December 18, 2008
- Wilshire and the Investor Group entered into a settlement agreement (the "Agreement") on April 3, 2009 pursuant to which the Investor Group agreed to vote in favor of the Board's nominees at the annual meeting, which was held on April 20, 2009
- Pursuant to the settlement agreement, Wilshire agreed to commence a self-tender offer (the "Offer") for at least 4,000,000 shares of its common stock at a cash price of $2.00 per share, with the Offer to close no earlier than August 19, 2009 and no later than September 4, 2009
- The Investor Group agreed pursuant to the settlement agreement to tender all of their shares into the Offer
- All officers and directors of Wilshire have indicated that they do not intend to tender any of their shares into the Offer
- The Board of Directors of Wilshire has retained TM Capital Corp. as financial advisor in connection with the Offer and to render an opinion as to whether the consideration to be received by shareholders who sell shares pursuant to the Offer is fair to such shareholders from a financial point of view

Offer Considerations

M&A International

- The Offer is voluntary, and shareholders are not compelled to sell or retain their shares
- The Offer price is a premium to recent trading prices of Wilshire common stock
- If the Offer is oversubscribed, tendering shareholders may be subject to proration
- Completion of the Offer could result in delisting of Wilshire's shares from the NYSE Amex
- Liquidity of trading in Wilshire's common stock following the Offer may be reduced
- The Offer will reduce cash balances available to fund Wilshire's business

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Investment & Merchant Bankers

– **In performing our analyses, TM Capital has, among other things:**

- Reviewed the Company's Annual Reports on Form 10-K and related financial information for the years ended December 31, 2004 through December 31, 2008
- Reviewed the Company's Quarterly Report on Form 10-Q and the related unaudited financial information for the period ended March 31, 2009, together with the Company's draft Form 10-Q and the related preliminary unaudited financial information for the period ended June 30, 2009
- Reviewed certain internal historical financial information provided by management of the Company
- Reviewed the Proxy Statement on Schedule 14A for the Company's Annual Meeting of Stockholders held on April 20, 2009
- Reviewed the current draft of the Offer
- Reviewed the Agreement
- Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company or publicly available
- Visited the Company and conducted discussions with members of senior management of the Company concerning its business and prospects
- Visited certain properties owned by the Company
- Reviewed the historical market prices and trading activity of the Company's common stock
- Compared certain financial information for the Company with that of selected publicly traded companies which we deemed to be relevant
- Compared the financial terms of the Offer with those of certain other transactions which we deemed to be relevant
- Reviewed a property valuation analysis of the Company prepared with the assistance of management
- Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions

TAB II:

Company Overview

Company Overview

- Wilshire Enterprises, Inc. was founded in 1949 and engages in acquiring, owning and managing real estate properties and real estate related securities in the United States
- Listed on the American Stock Exchange (AMEX); market capitalization as of July 31, 2009 of $13.2 million
- Company owns property in three states: Arizona, New Jersey and Texas
- All properties are managed by MEB Management Services, Inc.
- Currently serves the multifamily market, retail/office market and condominium market, and has land for potential real estate development
  - The multifamily segment is comprised of five communities with a total of 950 units, averaging 876 square feet per unit
  - The retail/office segment is comprised of one retail center with 66,552 square feet of rentable space and two office buildings with 125,700 square feet of rentable space
  - The condominium segment is comprised of one community with 10 units
  - The undeveloped land segment is comprised of five plots of lands in New Jersey totaling 19 acres











Properties Overview

M&A International

	Location	Date Acquired	Year Constructed	Rentable Sq. Ft.	Average Sq. Ft.	No. of Units	Acreage	Unit Occupancy(1)	Sq. Ft. Occupancy(1)	Percent Leased(1)
Apartments:										
Alpine Village	Sussex, NJ	10/29/95	1967/1973	101,724	771	132	14	93%	91%	94%
Summer Creek	San Antonio, TX	03/29/01	1981	142,452	791	180	8	91%	92%	96%
Sunrise Ridge	Tucson, AZ	10/24/97	1980	291,674	858	340	18	90%	—	93%
Van Buren	Tucson, AZ	06/11/98	1971	81,404	1,163	70	1	94%	92%	94%
Wellington	San Antonio, TX	07/30/98	1970/2003	214,744	942	228	9	98%	95%	100%
Condominiums:										
Jefferson Gardens*	Jefferson, NJ	03/31/94	1963/1973	7,785	—	10	5	32%	32%	—
Office & Retail:										
Amboy Tower*	Perth Amboy, NJ	03/31/98	1929	75,000	—	—	—	53%	51%	—
Royal Mall Plaza	Mesa, AZ	03/31/94	1986	66,552	—	—	8	52%	49%	—
Tempe Corporate	Tempe, AZ	12/31/92	1985	50,700	—	—	3	83%	85%	—
Land:										
Alpine Village*	Sussex, NJ	10/28/98		—	—	—	1	—	—	—
Alpine Village*	Wantage, NJ	02/16/01		—	—	—	17	—	—	—
Alpine Village, Center St.*	Sussex, NJ	06/13/07		—	—	—	0.5	—	—	—
Alpine Village, Unionville Ave.*	Sussex, NJ	11/26/07		—	—	—	0.2	—	—	—
West Orange*	West Orange, NJ	03/31/94		—	—	—	1	—	—	—

*Classified by the Company as Discontinued Operations

(1) Per current rent rolls provided by management

Properties Overview (cont.)

M&A INTERNATIONAL

($ in thousands)	Apartment Unit Type					As of December 31, 2008		Year Ended December 31, 2008 (1)		
	Studio	1 BR	2 BR	3 BR	Average Rent	Net Book Value	Mortgage Principal	Net Operating Income	Interest Expense	Capital Expenditures
Apartments:										
Alpine Village	—	48	84	—	$989	$3,013	$4,597	$467	$271	$13
Summer Creek	—	84	96	—	614	4,769	3,893	267	315	27
Sunrise Ridge	—	144	196	—	732	5,057	9,838	1,113	580	77
Van Buren	—	42	28	—	722	1,517	1,931	222	114	2
Wellington	24	60	116	28	646	3,516	4,046	509	239	60
Condominiums:										
Jefferson Gardens*	—	8	2	—	—	—	—	—	—	—
Office & Retail:										
Amboy Tower*	—	—	—	—	—	—	—	—	—	—
Royal Mall Plaza	—	—	—	—	—	1,264	—	276	—	—
Tempe Corporate	—	—	—	—	—	2,366	3,540	457	199	62
Land:										
Alpine Village*	—	—	—	—	—	—	—	—	—	—
Alpine Village*	—	—	—	—	—	—	—	—	—	—
Alpine Village, Center St.*	—	—	—	—	—	—	—	—	—	—
Alpine Village, Unionville Ave.*	—	—	—	—	—	—	—	—	—	—
West Orange*	—	—	—	—	—	—	—	—	—	—

*Classified by the Company as Discontinued Operations
(1) Does not include Discontinued Operations

Stock Ownership Summary

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Shareholders	Current Ownership: Shares Owned [2]	Current Ownership: % of Total Outstanding	Pro Forma Analysis [1]: Shares Owned	Pro Forma Analysis [1]: % of Total Outstanding
Officers & Directors:				
S. Wilzik Izak, Chief Executive Officer & Chairman of the Board	533,768	6.6%	533,768	13.2%
James M. Orphanides, Director	57,033	0.7%	57,033	1.4%
Eric J. Schmertz, Director	27,609	0.3%	27,609	0.7%
Francis J. Elenio, Chief Financial Officer	26,793	0.3%	26,793	0.7%
Milton Donnenberg, Director	21,462	0.3%	21,462	0.5%
Miles Berger, Director	7,500	0.1%	7,500	0.2%
W. Martin Willschick, Director	7,060	0.1%	7,060	0.2%
Kevin B. Swill, President & Chief Operating Officer	2,200	0.0%	2,200	0.1%
Total Officers & Directors	681,225	8.5%	681,225	16.8%
Bulldog Investors, Andrew Dakos and Phillip Goldstein	1,471,893	18.3%	—	—
Estate of Siggi B. Wilzig	1,660,792	20.6%	1,660,792	41.0%
Institutions:				
Dimensional Fund Advisors, LP	455,143	5.7%		
Vanguard Group Inc.	122,316	1.5%		
Renaissance Technologies	80,100	1.0%		
Georgetowne Fund	66,385	0.8%		
Pennsylvania Avenue	64,984	0.8%		
Northern Trust Corp	27,676	0.3%		
California Public Employee Retirement System	24,495	0.3%		
State Street Corp	17,686	0.2%		
Bank of New York Mellon	11,835	0.1%		
UBS AG	2,688	0.0%		
RBC Capital Markets	1,996	0.0%		
Total Institutional Investors	875,304	10.9%		
Other Outstanding Shares	3,361,200	41.8%		
Total Institutional and Other Outstanding Shares	4,236,504	52.6%	1,708,397	42.2%
Total Shares Outstanding [3]	8,050,414	100.0%	4,050,414	100.0%

Current Ownership Summary



Total Officers & Directors 8.5%
Bulldog Investors, Andrew Dakos and Phillip Goldstein 18.3%
Estate of Siggi B. Wilzig: 20.6%
Total Institutional and Other Outstanding Shares: 52.6%

Pro Forma Ownership Summary



Total Officers & Directors: 16.8%
Estate of Siggi B. Wilzig: 41.0%
Total Institutional and Other Outstanding Shares: 42.2%

(1) Assumes four million shares tendered, comprised of shares owned by Bulldog Investors, Andrew Dakos and Phillip Goldstein as well as 2,528,107 Total Institutional and Other Outstanding Shares
(2) Shares Owned does not include 132,633 nonvested restricted shares and 142,500 options outstanding as of June 30, 2009
(3) Total Shares Outstanding as of June 30, 2009 per preliminary quarterly data

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Historical Consolidated Income Statements

M&A INTERNATIONAL

($ in thousands)	Fiscal Year Ended December 31,					Three Months Ended		LTM Ended	Six Months Ended		LTM Ended
	2004	2005	2006	2007	2008	3/31/2008	3/31/2009	3/31/2009	6/30/2008	6/30/2009 (1)	6/30/2009 (1)
Revenues	$8,114	$8,186	$8,854	$9,420	$9,203	$2,251	$2,279	$9,231	$4,574	$4,540	$9,169
Costs and Expenses:											
Operating Expenses	4,441	4,708	5,275	5,863	5,892	1,432	1,334	5,794	2,904	2,783	5,771
Depreciation Expense	1,427	1,215	1,987	1,368	1,188	326	321	1,183	618	586	1,156
General and Administrative	2,143	3,493	2,475	3,617	3,816	743	1,297	4,370	1,797	2,165	4,184
Costs and Expenses	8,011	9,416	9,737	10,848	10,896	2,501	2,952	11,347	5,319	5,534	11,111
Income (Loss) from Operations	103	(1,230)	(903)	(1,428)	(1,693)	(250)	(673)	(2,116)	(745)	(994)	(1,942)
Other Income	685	1,541	843	576	227	139	18	106	(280)	27	534
Interest Expense	(1,916)	(1,911)	(1,811)	(1,837)	(1,776)	(465)	(429)	(1,740)	(893)	(866)	(1,749)
Loss Before Provision for Income Taxes	(1,128)	(1,600)	(1,871)	(2,689)	(3,242)	(576)	(1,084)	(3,750)	(1,918)	(1,833)	(3,157)
Income Tax Benefit	(409)	(1,019)	(829)	(1,321)	(1,343)	(263)	(415)	(1,495)	(739)	(679)	(1,283)
Income (Loss) from Continuing Operations	(719)	(581)	(1,042)	(1,368)	(1,899)	(313)	(669)	(2,255)	(1,179)	(1,154)	(1,874)
Discontinued Operations - Real Estate, Net of Taxes	4,068	8,577	3,212	176	214	(31)	(148)	97	477	(253)	(516)
Discontinued Operations - Oil & Gas, Net of Taxes	(1,322)	(1,105)	115	300	324	40	86	370	(90)	13	427
Net Income (Loss)	$2,027	$6,891	$2,285	($892)	($1,361)	($304)	($731)	($1,788)	($792)	($1,394)	($1,963)
Diluted Earnings Per Share	$0.25	$0.87	$0.29	($0.11)	($0.17)	($0.04)	($0.09)	($0.22)	($0.10)	($0.17)	($0.25)
Weighted Average Shares Outstanding	7,955	7,966	8,015	7,922	7,924	7,920	8,046	7,956	7,922	8,048	7,987
Adjusted EBITDA Calculation:											
Operating Income			($903)	($1,428)	($1,693)	($250)	($673)	($2,116)	($745)	($994)	($1,942)
Plus: Depreciation & Amortization			1,987	1,368	1,188	326	321	1,183	618	586	1,156
Plus: Non-recurring General & Administrative Expense (2)			557	1,099	1,329	143	644	1,842	546	839	1,644
Adjusted EBITDA			$1,641	$1,039	$824	$219	$292	$909	$419	$431	$858
Net Operating Income Calculation:											
Income (Loss) from Continuing Operations	($719)	($581)	($1,042)	($1,368)	($1,899)	($313)	($669)	($2,255)	($1,179)	($1,154)	($1,874)
Income Tax Benefit	(409)	(1,019)	(829)	(1,321)	(1,343)	(263)	(415)	(1,495)	(739)	(679)	(1,283)
Interest Expense	1,916	1,911	1,811	1,837	1,776	465	429	1,740	893	866	1,749
Other Income	(685)	(1,541)	(843)	(576)	(227)	(139)	(18)	(106)	280	(27)	(534)
General and Administrative Income	2,143	3,493	2,475	3,617	3,816	743	1,297	4,370	1,797	2,165	4,184
Depreciation Expense	1,427	1,215	1,987	1,368	1,188	326	321	1,183	618	586	1,156
Net Operating Income	$3,673	$3,478	$3,559	$3,557	$3,311	$819	$945	$3,437	$1,670	$1,757	$3,398

(1) Based on preliminary quarterly results

(2) See page 10 for a detailed schedule of non-recurring general and administrative expenses

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Investment & Merchant Bankers

Forecast Consolidated Income Statements

M&A International

($ in thousands)

	Six Months Ended (ing) 6/30/2009 (1)	12/31/2009 (2)	Fiscal Year Ending 12/31/2009
Revenues	$4,540	$4,489	$9,029
Costs and Expenses:			
Operating Expenses	2,783	2,819	5,602
Depreciation Expense	586	586	1,172
General and Administrative	2,165	1,736	3,901
Costs and Expenses	5,534	5,141	10,675
Income (Loss) from Operations	(994)	(652)	(1,646)
Other Income	27	15	42
Interest Expense	(866)	(866)	(1,732)
Loss Before Provision for Income Taxes	(1,833)	(1,503)	(3,336)
Income Tax Benefit	(679)	(556)	(1,235)
Income (Loss) from Continuing Operations	(1,154)	(947)	(2,101)
Discontinued Operations - Real Estate, Net of Taxes	(253)	(153)	(406)
Discontinued Operations - Oil & Gas, Net of Taxes	13	10	23
Net Income (Loss)	($1,394)	($1,090)	($2,484)

Adjusted EBITDA Calculation:	6/30/2009	12/31/2009	12/31/2009
Operating Income	($994)	($652)	($1,646)
Plus: Depreciation & Amortization	586	586	1,172
Plus: Non-recurring General & Administrative Expense	839	264	1,103
Adjusted EBITDA	$431	$198	$629

Net Operating Income Calculation:	6/30/2009	12/31/2009	12/31/2009
Income (Loss) from Continuing Operations	($1,154)	($947)	($2,101)
Income Tax Benefit	(679)	(556)	(1,235)
Interest Expense	866	866	1,732
Other Income	(27)	(15)	(42)
General and Administrative Expense	2,165	1,736	3,901
Depreciation Expense	586	586	1,172
Net Operating Income	$1,757	$1,670	$3,427

(1) Based on preliminary quarterly results

(2) Based on management estimates

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Investment & Merchant Bankers

Historical Non-recurring General & Administrative Expense

M&A International

($ in thousands)

	Fiscal Year Ended December 31, 2006	2007	2008	Three Months Ended 3/31/2008	3/31/2009	LTM Ended 3/31/2009	Six Months Ended 6/30/2008	6/30/2009[1]	LTM Ended 6/30/2009[1]
Legal Fees	$455	$732	$1,150	$177	$658	$1,632	$429	$633	$1,354
Threshold = $200/annum	200	200	200	50	50	200	100	100	200
Non-recurring Legal Fees	255	532	950	127	608	1,432	329	533	1,154
Outside Services and Consulting	302	241	503	53	120	569	362	168	309
Threshold = $100/annum	100	100	100	25	25	100	50	50	100
Non-recurring Outside Services	202	141	403	28	95	469	312	118	209
Shareholders Reports Releases	73	132	59	—	69	128	6	346	399
Threshold = $60/annum	60	60	60	15	15	60	30	30	60
Non-recurring Shareholder Reports	13	72	—	—	54	68	—	316	339
Merger Related Costs	—	—	202	—	—	202	—	20	222
Legal Fees - Investigation	87	569	18	15	—	3	15	—	3
Miscellaneous Expenses - Gateway	284	—	—	—	—	—	—	—	—
Total Non-recurring G&A Expense	$839	$1,314	$1,574	$170	$757	$2,175	$656	$987	$1,928
General & Administrative - GAAP	$2,475	$3,617	$3,816	$743	$1,297	$4,370	$1,797	$2,165	$4,184
General & Administrative - Adjustment for Discontinued Operations	1,254	709	703	143	229	788	362	382	723
Gross General & Administrative	3,729	4,326	4,519	886	1,526	5,158	2,159	2,547	4,907
Total Non-recurring G&A Expense	$839	$1,314	$1,574	$170	$757	$2,175	$656	$987	$1,928
% Allocation to Discontinued Operations	33.6%	16.4%	15.5%	16.1%	15.0%	15.3%	16.8%	15.0%	14.7%
Non-Recurring Expense After Discontinued Operations Reduction	557	1,099	1,329	143	644	1,842	546	839	1,644
Adjusted GAAP General & Administrative Expense	$1,918	$2,518	$2,487	$600	$653	$2,528	$1,251	$1,326	$2,540

(1) Based on preliminary quarterly results

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Investment & Merchant Bankers

Historical Consolidated Balance Sheets

M&A INTERNATIONAL

($ in thousands)

	As of December 31,					As of	As of
	2004	2005	2006	2007	2008	3/31/2009	6/30/2009 (1)
Assets:							
Cash and Equivalents	$19,963	$6,081	$9,602	$4,843	$13,023	$14,666	$13,042
Restricted Cash	178	175	212	257	195	187	197
Marketable Debt Securities	11,147	22,006	4,275	7,925	2,000	—	—
Marketable Equity Securities	2,754	1,801	1,672	1,432	—	—	—
Accounts Receivable, net	189	297	235	201	173	121	232
Prepaid Income Taxes & Income Taxes Receivable	3,752	1,359	567	1,650	773	1,265	1,594
Deferred Income Taxes	—	—	—	26	—	—	—
Prepaid Expenses and Other Current Assets	1,827	1,929	1,665	1,431	1,329	1,182	1,384
Total Current Assets	39,810	33,648	18,228	17,765	17,493	17,421	16,449
Real Estate Properties, net	12,210	24,068	23,457	22,528	21,583	21,271	21,048
Real Estate Properties, held for sale, net	29,827	20,104	5,230	5,091	4,267	4,295	4,318
Restricted Cash	3,904	10,559	—	—	—	—	—
Mortgage Notes and Loans Receivable	957	123	—	—	—	—	—
Other Assets	208	413	—	—	—	—	264
Total Assets	$86,916	$88,915	$46,915	$45,384	$43,343	$42,987	$42,079
Liabilities & Stockholders' Equity:							
Current Portion of Long-Term Debt	$267	$454	$477	$503	$4,378	$4,367	$556
Accounts Payable	792	1,340	1,642	1,528	1,342	1,362	1,179
Income Taxes Payable	3,623	2,695	81	81	77	75	82
Deferred Income Taxes	2,465	99	48	—	—	—	—
Accrued Liabilities	606	702	330	556	1,066	1,553	816
Deferred Income	350	105	130	147	87	131	132
Current Liabilities Associated with Disc. Ops.	1,682	1,862	480	292	264	212	256
Current Liabilities	9,785	7,257	3,188	3,107	7,214	7,700	3,021
Long-Term Debt, less current portion	16,745	28,830	28,383	27,861	23,467	23,337	27,728
Deferred Income Taxes	1,855	7,466	552	595	597	577	581
Deferred Income	556	166	138	112	89	84	80
Noncurrent Liabilities Associated with Disc. Ops.	29,501	3,344	731	573	—	—	—
Total Liabilities	58,442	47,063	32,992	32,248	31,367	31,698	31,410
Total Stockholders' Equity	28,474	41,852	13,923	13,136	11,976	11,289	10,669
Total Liabilities & Stockholders' Equity	$86,916	$88,915	$46,915	$45,384	$43,343	$42,987	$42,079
Shares Outstanding	7,779	7,855	7,916	7,926	7,926	8,051	8,050
Book Value Per Share	$3.66	$5.33	$1.76	$1.66	$1.51	$1.40	$1.33

(1) Based on preliminary quarterly results

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Investment & Merchant Bankers

Historical Consolidated Statement of Cash Flows

M&A INTERNATIONAL

($ in thousands)

	Fiscal Year Ended December 31,					Three Months Ended		Six Months Ended	
	2004	2005	2006	2007	2008	3/31/2008	3/31/2009	6/30/2008	6/30/2009 [1]
Cash Flows from Operating Activities:									
Net Income (Loss)	$2,027	$6,891	$2,205	($892)	($1,361)	($304)	($731)	($792)	($1,394)
Adjustments to Reconcile Net Income to Cash Flow from Operations:									
Depreciation and Amortization	1,687	1,289	2021	1,348	1,100	324	321	418	586
Stock-Based Compensation Expense	88	258	235	218	125	33	44	48	87
Amortization of Mortgage Finance Costs									32
Write Off of Foreign Currency Translation Adjustment	1,615	—	—	—	—	—	—	—	—
Deferred Income Tax (Benefit)	(7,328)	5,612	(6,965)	(31)	28	(81)	(29)	(38)	(16)
Increase (Decrease) in Deferred Income	146	(27)	(3)	(9)	(83)	(34)	39	(39)	36
Other Expense - Non-Controlling Interest in Joint Venture	—	105	549	—	—	—	—	—	—
(Gain) Loss on Sales of Marketable Securities	—	(134)	—	—	180	—	—	553	—
Gain on Sales of Real Estate Assets	(7,039)	(16,010)	(7,055)	(1,147)	(1,344)	(101)	—	(1,244)	—
Gain on Sales of Oil and Gas Properties	(768)	—	—	—	—	—	—	—	—
Changes in Net Working Capital									
(Increase) Decrease in Account Receivable	1,613	(108)	62	34	28	86	52	(37)	(59)
(Increase) Decrease in Prepaid Income Taxes and Income Taxes Receivable	(3,200)	2,393	792	(1,083)	877	(303)	(492)	(406)	(821)
(Increase) Decrease in Prepaid Expenses and Other Current Assets	154	(515)	264	234	102	(66)	147	39	(251)
Increase (Decrease) in Accounts Payable, Accrued Liabilities, and Income Taxes Payable	2,535	(2,155)	(3,618)	(64)	294	96	453	268	(416)
Net Cash Provided (Used) by Continuing Operations	(8,478)	(2,329)	(11,433)	(1,372)	42	(348)	(187)	(1,110)	(2,216)
Cash Flows from Investing Activities:									
Net Capital Expenditures - real estate	(2,295)	(2,201)	(3,499)	(882)	(257)	(21)	(37)	(141)	(102)
Net Capital Expenditures - oil & gas	—	—	(5)	—	—	—	—	—	—
Proceeds from Sales and Redemptions of Marketable Securities	—	374	—	—	7,257	—	2,000	5,892	2,000
Purchase of Mortgage Notes and Loans Receivable	—	(123)	—	—	—	—	—	—	—
Proceeds from Mortgage Notes Receivable	1,673	1,113	536	—	—	—	—	—	—
Proceeds from Sales of Real Estate	19,874	20,615	22,669	1,729	2,182	150	—	2,026	—
Proceeds from Sales of Oil and Gas Properties	28,131	—	—	—	—	—	—	—	—
(Increase) Decrease in Short-Term Marketable Securities	(11,147)	(10,859)	17,731	(3,554)	—	149	—	—	—
(Increase) Decrease in Restricted Cash	(3,755)	(6,652)	10,522	(45)	62	61	8	(1,321)	(2)
Net Cash Provided (Used) by Investing Activities	32,481	2,267	47,954	(2,752)	9,244	339	1,971	6,456	1,896
Cash Flows from Financing Activities:									
Proceeds from Issuance of Debt	—	400	416	—	—	—	—	—	4,582
Principal Payments of Long-Term Debt	(11,639)	(13,903)	(4,150)	(666)	(1,106)	(129)	(141)	(857)	(4,143)
Proceeds from Exercise of Stock Options	21	40	290	33	—	—	—	—	—
Purchase of Treasury Stock	(185)	(357)	(462)	—	—	—	—	—	—
Cash Distributions to Non-Controlling Interest of Joint Venture Partner	—	—	(5,397)	(2)	—	—	—	—	—
Financing Costs	—	—	—	—	—	—	—	—	(100)
Payment of Cash Dividend	—	—	(23,697)	—	—	—	—	—	
Net Cash Provided (Used) by Financing Activities	(11,803)	(13,820)	(33,000)	(635)	(1,106)	(129)	(141)	(857)	339
Net Increase (Decrease) in Cash and Equivalents from Continuing Operations	12,200	(13,882)	3,521	(4,759)	8,180	(138)	1,643	4,489	19
Cash and Equivalents, Beginning	7,763	19,963	6,081	9,602	4,843	4,843	13,023	4,843	13,023
Cash and Equivalents, Ending	$19,963	$6,081	$9,602	$4,843	$13,023	$4,705	$14,666	$9,332	$13,042

TM capital
Investment & Merchant Bankers

Selected Historical Data by Property – Continuing Operations

($ in thousands)	Fiscal Year Ended December 31,					Three Months Ended		LTM Ended	Six Months Ended		LTM Ended
	2004	2005	2006	2007	2008	3/31/2008	3/31/2009	3/31/2009	6/30/2008	6/30/2009 [1]	6/30/2009 [1]
Revenues:											
Sunrise Ridge, AZ	$2,388	$2,435	$2,737	$2,870	$2,732	$690	$669	$2,711	$1,387	$1,315	$2,661
Van Buren Apartments, AZ	588	584	620	662	655	159	172	668	320	338	674
Wellington Estates, TX	1,588	1,639	1,736	1,775	1,825	438	452	1,839	873	896	1,848
Alpine Village, NJ	1,120	1,163	1,225	1,327	1,394	334	338	1,399	679	689	1,404
Summercreek, TX	1,091	1,086	1,069	1,131	1,164	260	311	1,215	552	603	1,215
Total Residential Property Revenue	6,775	6,907	7,387	7,765	7,770	1,881	1,942	7,831	3,811	3,841	7,801
Royal Mall Plaza, AZ	655	606	643	710	577	176	113	514	342	246	481
Tempe Corporate Center, AZ	684	673	804	945	856	194	224	886	421	452	888
Total Commercial Property Revenue	1,339	1,279	1,447	1,655	1,433	370	337	1,400	763	699	1,369
Total Revenue	$8,114	$8,186	$8,834	$9,420	$9,203	$2,251	$2,279	$9,231	$4,574	$4,540	$9,169
Operating Expenses:											
Sunrise Ridge, AZ	$1,249	$1,277	$1,465	$1,627	$1,619	$429	$343	$1,533	$828	$744	$1,535
Van Buren Apartments, AZ	358	387	443	453	433	105	115	443	212	222	444
Wellington Estates, TX	1,045	1,105	1,151	1,303	1,316	311	293	1,298	651	601	1,266
Alpine Village, NJ	584	633	718	914	927	214	222	935	441	437	923
Summercreek, TX	647	741	795	877	897	218	201	880	443	438	892
Total Residential Property Operating Expenses	3,883	4,143	4,572	5,174	5,192	1,277	1,175	5,089	2,575	2,442	5,059
Royal Mall Plaza, AZ	228	224	313	300	301	67	68	302	144	140	297
Tempe Corporate Center, AZ	330	341	390	389	399	87	91	403	185	201	415
Total Commercial Property Operating Expenses	558	565	703	689	700	154	159	705	329	341	712
Total Operating Expenses	$4,441	$4,708	$5,275	$5,863	$5,892	$1,432	$1,334	$5,795	$2,904	$2,783	$5,771
Net Operating Income:											
Sunrise Ridge, AZ	$1,139	$1,158	$1,272	$1,243	$1,113	$261	$326	$1,178	$559	$572	$1,126
Van Buren Apartments, AZ	230	197	177	209	222	54	56	225	108	116	230
Wellington Estates, TX	543	534	585	472	509	127	159	541	222	295	582
Alpine Village, NJ	536	530	507	413	467	120	117	464	238	252	481
Summercreek, TX	444	345	274	254	267	42	110	335	109	165	323
Total Residential Property Net Operating Income	2,892	2,764	2,815	2,591	2,578	604	768	2,742	1,236	1,399	2,742
Royal Mall Plaza, AZ	427	382	330	410	276	108	44	212	198	106	184
Tempe Corporate Center, AZ	354	332	414	556	457	107	133	483	236	252	473
Total Commercial Property Net Operating Income	781	714	744	966	733	216	177	695	434	358	657
Total Net Operating Income	$3,673	$3,478	$3,559	$3,557	$3,311	$820	$945	$3,436	$1,670	$1,757	$3,398
Corporate Expense	$2,143	$3,493	$2,475	$3,617	$3,816	$743	$1,297	$4,370	$1,797	$2,165	$4,184

(1) Based on preliminary quarterly results

TM capital
Investment & Merchant Bankers

Pro Forma Consolidated Balance Sheets

M&A International

($ in thousands, except per share data)

	As of June 30, 2009 (1)	Adjustments (2)	Pro Forma As of June 30, 2009
Assets:			
Cash and Equivalents	$13,042	($8,500)	$4,542
Restricted Cash	197	—	197
Accounts Receivable, net	232	—	232
Prepaid Income Taxes & Income Taxes Receivable	1,594	—	1,594
Prepaid Expenses and Other Current Assets	1,384	—	1,384
Total Current Assets	16,449	(8,500)	7,949
Real Estate Properties, net	21,048	—	21,048
Real Estate Properties, held for sale, net	4,318	—	4,318
Other Assets	264	—	264
Total Assets	$42,079	($8,500)	$33,579
Liabilities & Stockholders' Equity:			
Current Portion of Long-Term Debt	$556	—	$556
Accounts Payable	1,179	—	1,179
Income Taxes Payable	82	—	82
Accrued Liabilities	816	—	816
Deferred Income	132	—	132
Current Liabilities Associated with Disc. Ops.	256	—	256
Current Liabilities	3,021	—	3,021
Long-Term Debt, less current portion	27,728	—	27,728
Deferred Income Taxes	581	—	581
Deferred Income	80	—	80
Total Liabilities	31,410	—	31,410
Total Stockholders' Equity	10,669	($8,500)	2,169
Total Liabilities & Stockholders' Equity	$42,079	($8,500)	$33,579
Book Value Per Share	$1.33	—	$0.54
Shares Outstanding	8,050	(4,000)	4,050

(1) Based on preliminary quarterly results

(2) Assumes four million shares are tendered at an offer price of $2.00 per share and the Company incurs $500,000 of transaction expenses

TM capital
Investment & Merchant Bankers

Pro Forma Consolidated Income Statement

M&A International

($ in thousands)	LTM Ended 6/30/2009 [1]	Adjustments	Pro Forma Ended 6/30/2009
Revenues	$9,169	—	$9,169
Costs and Expenses:			
Operating Expenses	5,771	—	5,771
Depreciation Expense	1,156	—	1,156
General and Administrative	4,184	—	4,184
Costs and Expenses	11,111	—	11,111
Income (Loss) from Operations	(1,942)	—	(1,942)
Other Income	534	($32) [2]	502
Interest Expense	(1,749)	—	(1,749)
Loss Before Provision for Income Taxes	(3,157)	(32) [3]	(3,189)
Income Tax Benefit	(1,283)	(13)	(1,296)
Income (Loss) from Continuing Operations	(1,874)	(19)	(1,893)
Discontinued Operations - Real Estate, Net of Taxes	(516)	—	(516)
Discontinued Operations - Oil & Gas, Net of Taxes	427	—	427
Net Income (Loss)	($1,963)	($19)	($1,982)

Adjusted EBITDA Calculation:			
Operating Income	($1,942)	—	($1,942)
Plus: Depreciation & Amortization	1,156	—	1,156
Plus: Non-recurring General & Administrative Expense [4]	1,644	—	1,644
Adjusted EBITDA	$858	—	$858

(1) Based on preliminary quarterly results

(2) Forgone interest income per management estimate

(3) Assumes a 40% tax rate

(4) Based on management estimates

TM capital
Investment & Merchant Bankers

TAB III:

Valuation Analyses

M&A INTERNATIONAL

Valuation Analysis

Trading Overview

- Review of current and historical trading prices and volume of Wilshire Enterprises' common stock

Selected Public Companies

- "Public Market" valuation
- Value based on public market trading multiples of similar multifamily real estate investment trusts and real estate operating companies

Self Tender Premium Analysis

- "Transaction Specific" valuation
- Analyzes the premiums paid in other US self tender offers since 2004 in which the announcement states that the offer is for greater than 20% of the common shares outstanding

Discounted Cash Flow

- Present value of projected free cash flows
- Incorporates time value and cost of capital considerations

Property Sale Analysis

- Value that could hypothetically be derived from the sale of properties and the satisfaction of liabilities
- Relies on management's guidance

TM capital
Investment & Merchant Bankers

Summary Market Data – Wilshire Enterprises, Inc.

M&A INTERNATIONAL

Market Data [a]

(Dollars and shares in millions, except per share data)

Ticker Symbol	WOC
Stock Exchange	AMEX
Closing Price - 7/31/09	$1.64
Tender Offer Price	$2.00
52 - Week High	$3.77
52 - Week Low	$0.92
<u>% of 52 - Week High</u>	
Current Closing Price	43.5%
Tender Offer	53.1%
<u>Market Capitalization</u>	
Current Closing Price	$13.2
Tender Offer	$16.1
Common Shares Outstanding	8.1

Diluted Earnings per Share	($0.22)
Price / Earnings Ratio	NM
Book Value per Share	$1.33
Price / Book Value	1.51x
Market Capitalization	$16.1
Plus: Total Debt	28.3
Less: Cash & Equivalents	13.2
Enterprise Value	$31.1
Enterprise Value / LTM EBITDA	36.3x
Enterprise Value / LTM NOI	9.2x
Enterprise Value / LTM Revenue	3.4x

Source: Capital IQ and management
(a) Balance sheet and income statement data as of the LTM ended June 30, 2009

TM capital
Investment & Merchant Bankers

Three Year Stock Price and Trading Volume History



$6.00
$4.00
$2.00
Closing Price Per Share
June 16, 2008
NWJ Announces Acquisition
Closing Price June 13, 2008:
$3.34
Closing Price July 31, 2009:
$1.64
April 3, 2009
Settlement Agreement
Closing Price April 2, 2009:
$1.30
December 4, 2008
NWJ Agreement Terminated
Closing Price December 3, 2008:
$1.58
2006
2007
2008
2009



1,200
900
600
300
Monthly Volume (in thousands)
Average Monthly Volume:
203,793 shares
2006
2007
2008
2009

Stock Trading History	
Closing Stock Price (7/31/09)	$1.64
Market Capitalization (in millions)	13.2
52 - Week High	$3.77
52 - Week Low	$0.92
Average Stock Price:	
30 Day	$1.62
60 Day	$1.62
90 Day	$1.63
120 Day	$1.60
One Year	$1.88
Three Year	$3.49
Volume Weighted Average Stock Price:	
30 Day	$1.62
60 Day	$1.62
90 Day	$1.64
120 Day	$1.60
One Year	$1.37
Three Year	$3.45
Average Daily Trading Volume:	
30 Day	4,296
60 Day	2,603
90 Day	2,920
120 Day	3,486
One Year	9,929
Three Year	9,284

Source: Capital IQ

One Year Stock Price and Trading Volume History



$4.00
$3.00
$2.00
$1.00
Closing Price Per Share
December 4, 2008
NWJ Agreement Terminated
Closing Price December 3, 2008:
$1.58
April 3, 2009
Settlement Agreement
Closing Price April 2, 2009:
$1.30
Closing Price July 31, 2009:
$1.64
Jul 08
Sep 08
Nov 08
Jan 09
Mar 09
May 09
Jul 09



800
600
400
200
Monthly Volume (in thousands)
Average Monthly Volume:
180,132 shares
Jul 08
Sep 08
Nov 08
Jan 09
Mar 09
May 09
Jul 09

Stock Trading History	
Closing Stock Price (7/31/09)	$1.64
Market Capitalization (in millions)	13.2
52 - Week High	$3.77
52 - Week Low	$0.92
Average Stock Price:	
30 Day	$1.62
60 Day	$1.62
90 Day	$1.63
120 Day	$1.60
One Year	$1.88
Volume Weighted Average Stock Price:	
30 Day	$1.62
60 Day	$1.62
90 Day	$1.64
120 Day	$1.60
One Year	$1.37
Average Daily Trading Volume:	
30 Day	4,296
60 Day	2,603
90 Day	2,920
120 Day	3,486
One Year	9,929

Source: Capital IQ

M&A INTERNATIONAL

LTM Stock Price Performance


10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
Jul 08
Sep 08
Nov 08
Jan 09
Mar 09
May 09
Jul 09
-44.9%
-56.5%
Wilshire Enterprises, Inc
Publicly Traded Comparable Companies Index

Source: Capital IQ
Stock prices from July 31, 2008 to July 31, 2009
Publicly Traded Comparable Companies Index is equally weighted and includes: American Community Properties Trust (AMEX:APO), Apartment Investments & Management Co. (NYSE:AIV), Associated Estates Realty Corp. (NYSE:AEC), BRE Properties Inc. (NYSE:BRE), Essex Property Trust (NYSE:ESS), First Real Estate Investment Trust of New Jersey (OTCBB:FEV.S), Home Properties Inc. (NYSE:HME), Mid-America Apartment Communities Inc. (NYSE:MAA), New England Realty Associates LP (AMEX:NEN), NTS Realty Holding LP (AMEX:NLP), and Post Properties Inc. (NYSE:PPS)

TM capital
Investment & Merchant Bankers

Shares of Wilshire Enterprises Traded at or Below Analysis – Three Year

M&A INTERNATIONAL



% of Total Volume
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
6.3%
24.4%
30.2%
30.4%
33.1%
40.0%
47.8%
57.2%
88.6%
93.5%
100.0%
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
$5.50
$6.00
Price per Share

Total Shares Traded	6,498,476
% of Shares Outstanding (1)	81%

Avg. Daily Volume	9,284

Price Summary	
Low	$0.92
Mean	$3.49
High	$5.99

Source: Capital IQ

Note: Represents common stock traded from July 31, 2006 to July 31, 2009

(1) Shares outstanding of 8,050,414 as of June 30, 2009 per preliminary quarterly results. Does not include shares issuable upon exercise of stock options

TM capital
Investment & Merchant Bankers

Shares of Wilshire Enterprises Traded at or Below Analysis – One Year

M&A INTERNATIONAL



% Total Volume
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
19.4%
74.8%
92.3%
93.1%
93.7%
95.7%
100.0%
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
Price per Share

Total Shares Traded	2,124,887
% of Shares Outstanding [(1)]	26%

Avg. Daily Volume	9,929

Price Summary	
Low	$0.92
Mean	$1.88
High	$3.77

Source: Capital IQ
Note: Represents common stock traded from July 31, 2008 to July 31, 2009
(1) Shares outstanding of 8,050,414 as of June 30, 2009 per preliminary quarterly results. Does not include shares issuable upon exercise of stock options

TM capital
Investment & Merchant Bankers

- TM Capital analyzed 11 selected public companies' operating and valuation statistics in comparison to that of Wilshire Enterprises, Inc.
- To be included in this analysis, each company had to meet the following criteria:
  - Headquartered in the United States
  - Traded on a United States exchange
  - Market capitalization less than $2 billion
  - Real estate holding and operating companies and real estate investment trusts focused on multifamily housing

Enterprise Value / EBITDA Multiples (1)


40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
8.2x
7.4x
12.0x
12.6x
10.5x
11.7x
14.0x
14.9x
15.5x
16.5x
12.6x
13.1x
13.5x
14.0x
13.0x
13.7x
11.9x
12.3x
14.1x
14.6x
13.7x
13.9x
13.0x
13.7x
36.3x
28.6x
APO
AIV
AEC
BRE
ESS
FREV.S
HME
MAA
NEN
NLP
PPS
Median
WOC

Ticker	Company	Ticker	Company
APO	American Community Properties Trust	HME	Home Properties Inc.
AIV	Apartment Investment & Management Co.	MAA	Mid-America Apartment Communities Inc.
AEC	Associated Estates Realty Corp.	NEN	New England Realty Associates LP
BRE	BRE Properties Inc.	NLP	NTS Realty Holdings LP
ESS	Essex Property Trust Inc.	PPS	Post Properties Inc.
FREV.S	First Real Estate Investment Trust of New Jersey		

EV / LTM EBITDA
EV / Avg. Historical EBITDA
EV / LTM EBITDA
EV / Avg. Historical EBITDA

Source: Capital IQ and company filings
Note: Historical Average includes latest three fiscal years and latest twelve months
Enterprise Value as of July 31, 2009
(1) Adjusted for non-recurring and unusual items

TM capital
Investment & Merchant Bankers

M&A INTERNATIONAL

Enterprise Value / Net Operating Income [(1)]


16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
6.1x
6.5x
10.5x
10.9x
8.7x
9.7x
–
12.2x
13.9x
15.1x
12.2x
13.0x
12.4x
13.1x
– –
– –
– –
11.8x
12.1x
11.8x
12.1x
9.2x
9.0x
APO
AIV
AEC
BRE
ESS
FREV.S
HME
MAA
NEN
NLP
PPS
Median
WOC

Ticker	Company	Ticker	Company		
APO	American Community Properties Trust	HME	Home Properties Inc.		
AIV	Apartment Investment & Management Co.	MAA	Mid-America Apartment Communities Inc.	EV / LTM NOI	(dark blue)
AEC	Associated Estates Realty Corp.	NEN	New England Realty Associates LP	EV / Avg. Historical NOI	(light blue)
BRE	BRE Properties Inc.	NLP	NTS Realty Holdings LP	EV / LTM NOI	(dark green)
ESS	Essex Property Trust Inc.	PPS	Post Properties Inc.	EV / Avg. Historical NOI	(light green)
FREV.S	First Real Estate Investment Trust of New Jersey				

Source: Capital IQ and company filings
Note: Historical Average includes latest three fiscal years and latest twelve months
Enterprise Value as of July 31, 2009
(1) Adjusted for non-recurring and unusual items

TM capital
Investment & Merchant Bankers

Analysis of Selected Publicly Traded Companies – Valuation Data

M&A INTERNATIONAL

($ in millions)

Ticker	Company	EBITDA [1] 2006	2007	2008	LTM	Market Cap. [2]	Cash	Debt	Pref. Equity & Minority Int.	Enterprise Value	Enterprise Value / EBITDA LTM	Avg. Historical [3]
APO	American Community Properties Trust	$33.4	$25.5	$24.8	$24.5	$19.6	$30.5	$211.5	($0.9)	$199.7	8.2x	7.4x
AIV	Apartment Investment & Management Co.	598.9	645.5	686.2	693.3	1,098.4	369.5	6,486.8	1,080.7	8,296.4	12.0x	12.6x
AEC	Associated Estates Realty Corp.	47.5	53.9	62.3	63.1	99.2	12.2	524.9	50.1	662.1	10.5x	11.7x
BRE	BRE Properties Inc.	189.6	211.8	226.0	227.5	1,216.0	5.8	1,956.7	23.5	3,190.3	14.0x	14.9x
ESS	Essex Property Trust Inc.	205.4	231.7	250.6	249.5	1,784.8	78.8	1,811.8	348.3	3,866.1	15.5x	16.5x
FREV.S	First Real Estate Investment Trust of New Jersey	21.8	23.3	24.6	24.7	111.1	7.5	192.9	13.3	309.8	12.6x	13.1x
HME	Home Properties Inc.	235.8	266.6	270.4	270.9	1,174.7	35.8	2,278.0	248.1	3,665.0	13.5x	14.0x
MAA	Mid-America Apartment Communities Inc.	164.8	177.9	186.8	188.4	1,119.5	47.7	1,354.2	24.9	2,451.0	13.0x	13.7x
NEN	New England Realty Associates LP	15.6	15.7	16.2	16.5	68.9	10.2	138.0	(0.2)	196.5	11.9x	12.3x
NLP	NTS Realty Holdings LP	16.3	16.5	17.8	17.7	42.7	1.0	203.5	4.9	250.1	14.1x	14.6x
PPS	Post Properties Inc.	121.9	123.9	125.5	126.2	628.0	5.5	1,090.4	12.3	1,725.2	13.7x	13.9x
High		$598.9	$645.5	$686.2	$693.3	$1,784.8	$369.5	$6,486.8	$1,080.7	$8,296.4	15.5x	16.5x
Median		$121.9	$123.9	$125.5	$172.9	$628.0	$12.2	$1,090.4	$23.5	$1,725.2	13.0x	13.7x
Low		$15.6	$15.7	$16.2	$16.5	$19.6	$1.0	$138.0	($0.9)	$196.5	8.2x	7.4x
WOC	**Wilshire Enterprises Inc.**	**$1.6**	**$1.0**	**$0.8**	**$0.9**	**$16.1**	**$13.2**	**$28.3**	**—**	**$31.1**	**36.3x**	**28.6x**

Ticker	Company	Net Operating Income 2006	2007	2008	LTM	Enterprise Value / NOI LTM	Avg. Historical [3]
APO	American Community Properties Trust	$27.0	$30.1	$32.5	$32.7	6.1x	6.5x
AIV	Apartment Investment & Management Co.	703.4	752.7	805.1	791.1	10.5x	10.9x
AEC	Associated Estates Realty Corp.	57.4	64.2	76.1	76.4	8.7x	9.7x
BRE	BRE Properties Inc.	259.4	255.3	268.3	NA	NA	12.2x
ESS	Essex Property Trust Inc.	218.5	250.9	273.8	278.1	13.9x	15.1x
FREV.S	First Real Estate Investment Trust of New Jersey	21.4	23.5	25.0	25.4	12.2x	13.0x
HME	Home Properties Inc.	241.5	282.4	294.9	296.4	12.4x	13.1x
MAA	Mid-America Apartment Communities Inc.	NA	NA	NA	NA	NA	NA
NEN	New England Realty Associates LP	NA	NA	NA	NA	NA	NA
NLP	NTS Realty Holdings LP	NA	NA	NA	NA	NA	NA
PPS	Post Properties Inc.	135.9	143.2	145.6	146.8	11.8x	12.1x
High		$703.4	$752.7	$805.1	$791.1	13.9x	15.1x
Median		$177.2	$197.1	$207.0	$146.8	11.8x	12.1x
Low		$21.4	$23.5	$25.0	$25.4	6.1x	6.5x
WOC	**Wilshire Enterprises Inc.**	**$3.6**	**$3.6**	**$3.3**	**$3.4**	**9.2x**	**9.0x**

Source: Capital IQ and company filings

(1) Adjusted for non-recurring and unusual items

(2) As of July 31, 2009. WOC market capitalization based on the $2.00 self-tender price per share and the 8,050,141 shares outstanding as of June 30, 2009

(3) Historical Average includes latest three fiscal years and latest twelve months

TM capital
Investment & Merchant Bankers

Analysis of Selected Publicly Traded Companies – Descriptions

M&A INTERNATIONAL

Company Name	Company Description
ACPT	**American Community Properties Trust** engages in investing in and managing multifamily rental properties, as well as community development and homebuilding. It holds interests in the U.S. apartment properties that include 3,366 rental units. The company also owns and operates 12 multifamily rental facilities in Puerto Rico (Puerto Rico apartment properties) that consist of 2,653 rental units. In addition, it owns and operates a commercial rental property, known as Escorial Building One, with approximately 56,000 square feet of leasable office space in the community of Parque Escorial, Puerto Rico. Further, American Community Properties Trust provides property management services for 3,654 rental apartment units located in the Washington, D.C. metropolitan area; Baltimore, Maryland; and Richmond, Virginia. Additionally, it owns and operates approximately 3,790 acres of land in St. Charles, Maryland; 120 acres of land in the planned community of Parque Escorial in Carolina, Puerto Rico; and 490 acres of land in Canovanas, Puerto Rico. The company was founded in 1997 and is based in St. Charles, Maryland.
AIMCO	**Apartment Investment and Management Company (AIMCO)** is a real estate investment manager. The firm engages in the acquisition, ownership, management, and redevelopment of apartment properties. It invests in real estate markets of United States. The firm primarily invests in apartment properties. Apartment Investment and Management was founded on January 10, 1994 and is headquartered in Denver, Colorado.
Associated Estates	**Associated Estates Realty Corporation** operates as a self-administered and self-managed equity real estate investment trust in the United States. It engages in property acquisition, advisory, development, management, disposition, operation, and ownership of multifamily residential units. As of June 30, 2005, it owned or property managed 113 apartment communities in 11 states consisting of 24,203 units. The company has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code. The company would not be taxed on the portion of its income, which is distributed to shareholders, provided it distributes at least 90% of its taxable income. Associated Estates Realty Corp. was founded in 1993 and is headquartered in Richmond Heights, Ohio.
bre	**BRE Properties Inc.**, a real estate investment trust (REIT), engages in the development, acquisition, and management of multifamily apartment communities in the western United States. As of July 19, 2005, the company owned and operated 84 apartment communities totaling 23,826 units in California, Arizona, Washington, and Colorado. It also had 9 other properties in various stages of development and construction consisting of 2,339 units, as well as joint venture interests in 2 additional apartment communities comprising 488 units, as of the above date. The company has elected to be treated as a REIT and would not be subject to federal income tax, if it distributes at least 90% of its taxable income to its shareholders. BRE Properties was founded in 1970 and is headquartered in San Francisco, California.
ESSEX PROPERTY TRUST, INC.	**Essex Property Trust, Inc.**, a real estate investment trust (REIT), engages in the ownership, operation, management, acquisition, development, and redevelopment of apartment communities primarily in the West Coast of the United States. It has a 90.9% general partner interest in Essex Portfolio, L.P. As of September 4, 2008, the company owned interests in 133 communities comprising 26,790 units, as well as had 1,658 units in active development. The company has elected to be taxed as a REIT and would not be subject to federal income tax on the portion of its income that is distributed to stockholders. Essex Property Trust was founded in 1971 and is headquartered in Palo Alto, California.
First Real Estate Investment Trust of New Jersey	**First Real Estate Investment Trust of New Jersey**, an equity real estate investment trust, engages in the acquisition, development, construction, and holding of real estate properties primarily in New Jersey, Maryland, and New York. The company's property portfolio comprises residential apartment communities and commercial properties, which consist of multi and single tenanted properties. As of October 31, 2008, its real estate holdings included 9 apartment buildings or complexes containing 1,075 rentable units; 10 retail and office properties covering approximately 1,265,000 square feet of leasable space comprising 1 tenant store and 2 separate 1 acre parcels subject to ground leases; and 4 parcels of undeveloped land covering approximately 40.37 acres. First Real Estate Investment Trust has elected to be taxed as a REIT. As a REIT, the company is not subject to federal income tax to the extent that it distributes at least 90% of its taxable income to its shareholders. The company was founded in 1961 and is based in Hackensack, New Jersey.

TM capital
Investment & Merchant Bankers

Company Name	Company Description
Home Properties	**Home Properties, Inc.**, a real estate investment trust (REIT), engages in the ownership, operation, acquisition, development, and rehabilitation of apartment communities in the United States. As of December 31, 2007, it operated 125 communities with 38,646 apartment units in the northeast, Mid-Atlantic, and southeast Florida. The company qualifies as a REIT under the Internal Revenue Code. As a REIT, it would not be subject to federal tax to the extent that it distributes at least 90% of its taxable income to its shareholders. The company was founded in 1993 and is based in Rochester, New York.
Mid-America Apartment Communities	**Mid-America Apartment Communities, Inc.**, a real estate investment trust (REIT), engages in acquiring, owning, and operating apartment communities primarily in the Sunbelt region of the United States. As of December 31, 2007, Mid-America owned 100% of 137 properties representing 40,248 apartment units. The company qualifies as a REIT under the Internal Revenue Code. As a REIT, it would not be subject to federal income tax to the extent it distributes 90% of taxable income to its shareholders. The company was founded in 1977 and is based in Memphis, Tennessee.
New England Realty Associates Limited Partners	**New England Realty Associates Limited Partnership** engages in the acquisition, development, holding for investment, operation, and sale of real estate in the United States. The company owns and operates various residential apartment buildings, condominium units, and commercial properties in Massachusetts and New Hampshire. As of March 31, 2009, it owned 2,269 residential apartment units in 19 residential and mixed-use complexes; 19 condominium units in a residential condominium complex, which is leased to residential tenants; a commercial shopping center in Framingham, Massachusetts; a commercial building in Newton, Massachusetts; and mixed-use properties in Boston, Brockton, and Newton, Massachusetts. The company also owned a 50% ownership interest in 9 residential and mixed use complexes with a total of 391 residential units, 1 commercial unit, and a parking lot. NewReal, Inc. serves as the general partner of the company. New England Realty Associates was founded in 1977 and is based in Allston, Massachusetts.
NTS	**NTS Realty Holdings Limited Partnership** engages in the development, construction, ownership, and operation of multifamily properties, and commercial and retail real estate. As of March 31, 2009, it had 22 properties, including 12 multifamily properties, 7 office and business centers, and 3 retail properties in Louisville and Lexington, Kentucky; Fort Lauderdale, Florida; Indianapolis, Indiana; Memphis and Nashville, Tennessee; Richmond, Virginia; and Atlanta, Georgia. The company is headquartered in Louisville, Kentucky.
Post Properties	**Post Properties, Inc.**, a real estate investments trust (REIT), together with its subsidiaries, engages in the development, ownership, and management of multifamily apartment communities in the United States. As of December 31, 2007, the company owned 22,578 apartment units in 63 apartment communities, including 1,747 apartment units in 2 communities held in unconsolidated entities and 2,266 apartment units in 7 communities. It is also developing and selling 535 for-sale condominium homes in 4 communities and converting 349 apartment homes into for-sale condominium homes in 2 communities. The company primarily operates in Atlanta, Georgia; Dallas, Texas; Washington, D.C.; and Tampa, Florida metropolitan areas. Post Properties has elected to be taxed as REIT under the Internal Revenue Code and would not be subject to federal income taxes, if it distributes approximately 90% of its taxable income to its shareholders. The company was founded in 1971 and is based in Atlanta, Georgia.

Analysis of Selected Self Tender Offer Transactions

M&A INTERNATIONAL

- TM Capital analyzed historical self tender offers announced by publicly traded companies from January 2004 to July 2009
- To be included in this analysis, each company had to meet the following criteria:
  - Headquartered in the United States
  - Traded on a United States exchange
  - Announced a self tender offer for greater than 20% of common shares outstanding

TM capital
Investment & Merchant Bankers

Analysis of Selected Self Tender Offer Transactions

($ in millions, except per share data)

Date Tender Offer Announced	Company	Ticker	% of Shares Outstanding Sought	Tender Offer Price Per Share	% Premium vs. Stock Price Prior to Announcement of Tender Offer			Market Cap 1 Day Prior to Announcement
					1 Day	30 Day	90 Day	
10/20/2008	HLTH Corporation	HLTH	43.0%	$8.80	(3.3%)	(29.3%)	(22.9%)	$1,678
08/11/2008	Extreme Networks Inc.	EXTR	26.0%	$3.50	10.1%	25.9%	10.4%	370
06/23/2008	CyberOptics Corp.	CYBE	20.9%	$10.00	17.0%	15.2%	(9.2%)	71
06/10/2008	United Rentals, Inc.	URI	31.4%	$22.00	12.8%	12.5%	16.2%	1,685
05/07/2008	NightHawk Radiology Holdings, Inc.	NHWK	20.2%	$8.05	(3.7%)	(11.5%)	(47.4%)	256
03/31/2008	ASA Limited	ASA	25.0%	$79.92	(0.9%)	(8.8%)	6.3%	774
05/31/2007	Maxim Crane Works Holdings, Inc.	—	24.5%	$54.00	4.3%	6.9%	17.7%	270
05/29/2007	Nashua Corp.	NSHA	30.0%	$10.50	19.0%	18.0%	17.4%	55
03/12/2007	Energy Partners Ltd.	ERPL.Q	22.0%	$23.00	27.8%	(0.5%)	(9.0%)	724
02/07/2007	Domino's Pizza, Inc.	DPZ	22.0%	$30.00	4.5%	7.1%	11.0%	1,789
09/26/2006	HLTH Corporation	HLTH	50.0%	$12.00	3.1%	4.1%	5.3%	3,212
08/18/2006	Alliance Semiconductor Corp.	ALSC	30.7%	$3.00	4.2%	3.8%	8.7%	103
05/30/2006	Tribune Co.	—	25.0%	$32.50	16.5%	12.7%	5.7%	8,440
05/10/2006	Cumulus Media Inc.	CMLS	24.1%	$11.50	(0.5%)	0.9%	(9.4%)	693
04/27/2006	Syms Corp.	SYMS	22.0%	$18.00	6.8%	22.0%	18.4%	252
03/17/2006	Cracker Barrel Old Country Store, Inc.	CBRL	35.0%	$42.00	(5.2%)	(5.0%)	18.6%	2,097
03/01/2006	Alpine Group Inc.	APNI	37.3%	$3.37	15.4%	32.2%	43.4%	48
01/26/2006	Affiliated Computer Services, Inc.	ACS	45.0%	$63.00	12.0%	5.6%	18.8%	6,990
06/21/2005	Books-A-Million Inc.	BAMM	24.6%	$10.00	19.3%	21.8%	7.0%	136
04/14/2005	Kerr-McGee Corporation	—	29.0%	$85.00	14.9%	13.2%	44.7%	12,090
04/05/2005	TNS Inc.	TNS	32.0%	$18.50	0.8%	(5.6%)	(11.9%)	514
03/30/2005	OfficeMax Inc.	OMX	25.0%	$33.00	(0.6%)	4.5%	4.9%	3,103
03/24/2005	Continental Materials Corp.	CUO	24.0%	$30.50	8.1%	7.8%	13.0%	47
11/03/2004	United Online Inc.	UNTD	27.0%	$10.50	13.1%	1.4%	(6.1%)	562
04/16/2004	First Federal Bancshares Inc.	—	30.0%	$33.50	5.4%	(1.2%)	(0.4%)	59
03/16/2004	Hemlock Federal Financial Corp.	—	22.0%	$29.00	6.4%	1.0%	1.0%	27
02/06/2004	Five Star Products, Inc.	—	30.0%	$0.25	78.6%	66.7%	92.3%	2
		High	**50.0%**	—	**78.6%**	**66.7%**	**92.3%**	**$12,090**
		Median	**26.0%**	—	**6.8%**	**5.6%**	**7.0%**	**514**
		Low	**20.2%**	—	**(5.2%)**	**(29.3%)**	**(47.4%)**	**2**
04/03/2009	**Wilshire Enterprises Inc.**	**WOC**	**49.7%**	**$2.00**	**53.8%**	**57.5%**	**96.1%**	**$10**

Note: Tender offer and pricing data per Capital IQ and Bloomberg

Discounted Cash Flow Analysis

($ in thousands)

After-Tax Free Cash Flow Calculation for Continuing Operations	2009E [1]	2010P	2011P	2012P	2013P
		Year Ending December 31,			
Net Operating Income	$3,427	$3,530	$3,671	$3,855	$4,047
Less: Depreciation and Amortization [2]	(1,172)	(1,097)	(1,022)	(947)	(872)
Less: Corporate General and Administrative Expense [3]	(2,798)	(2,882)	(2,969)	(3,058)	(3,149)
Unlevered Pre-Tax Income	($543)	($449)	($320)	($150)	$26
Tax Provision [4]		—	—	—	—
Unlevered Net Income		($449)	($320)	($150)	$26
Plus: Depreciation and Amortization		1,097	1,022	947	872
Less: Capital Expenditures		(300)	(300)	(300)	(300)
Less: Change in Working Capital		15	21	27	29
Unlevered After-Tax Cash Flow for Continuing Operations		$363	$423	$524	$627
EBITDA	$629	$648	$702	$797	$898

Enterprise Value

NPV of Cash Flow and Terminal Value [5]

Discount Rate [6]	Cap Rate for NOI 10%	9%	8%
10.0%	$29,145	$32,217	$36,056
12.5%	$26,684	$29,491	$33,000
15.0%	$24,479	$27,051	$30,264

Per Share Equity Value

NPV of Cash Flow and Terminal Value

Discount Rate [6]	Cap Rate for NOI 10%	9%	8%
10.0%	$1.75	$2.13	$2.61
12.5%	$1.45	$1.79	$2.23
15.0%	$1.17	$1.49	$1.89

Operating Working Capital Calculation:

Current Assets:	2009E [7]	2010P	2011P	2012P	2013P
		As of December 31,			
Accounts Receivable, net	$232	$239	$249	$261	$274
Prepaid Expenses and Other Current Assets	1,384	1,425	1,482	1,556	1,634
Total Current Assets (excluding cash)	1,616	1,664	1,731	1,817	1,908
Total Current Liabilities (excluding debt) [8]	2,127	2,191	2,278	2,392	2,512
Working Capital	($511)	($527)	($548)	($575)	($604)
Increase (Decrease) in Working Capital		($15)	($21)	($27)	($29)

Total Debt	$28,284
Total Cash	13,239
Net Debt	$15,045
Shares Outstanding	8,050

(1) Based on estimates provided by management
(2) Assumes depreciation and amortization reduced by $75,000 annually
(3) Excludes non-recurring general and administrative expense
(4) Wilshire exhausted available tax refunds at the end of 2009
(5) Discounted to December 2009
(6) Per Bloomberg, weighted average cost of capital of publicly traded comparable companies was 7.37%, adjusted upwards by approximately 5% to reflect WOC's smaller size and limited liquidity
(7) Balance sheet data per preliminary quarterly results ended June 30, 2009
(8) Current liabilities includes accounts payable, accrued liabilities and deferred income

TM capital
Investment & Merchant Bankers

Property Sale Analysis

M&A INTERNATIONAL

($ in thousands)	Net Operating Income LTM Ended 6/30/2009 Preliminary	Assumed Capitalization Rate		Calculated Value Range	
		High	Low	Low	High
Continuing Properties:					
Residential Properties: [1]					
Sunrise Ridge, AZ	$1,126	9.50%	7.50%	$11,850	$15,010
Van Buren Apartments, AZ	230	9.50%	7.50%	2,422	3,067
Wellington Estates, TX	582	9.50%	7.50%	6,126	7,759
Alpine Villiage, NJ	481	9.50%	7.50%	5,065	6,415
Summercreek, TX	323	9.50%	7.50%	3,397	4,302
Total Residential Properties	2,742			28,858	36,554
Commercial Properties: [2]					
Royal Mall Plaza, AZ	184	10.00%	8.00%	1,837	2,296
Tempe Corporate Center, AZ	473	10.00%	8.00%	4,729	5,911
Total Commercial Properties	657			6,566	8,208
Total Continuing Properties	$3,398			$35,424	$44,761

(1) Residential low end capitalization rate assumption per PricewaterhouseCoopers' Korpacz Real Estate Survey, Second Quarter 2009
Average national apartment market capitalization rate of 7.49%
Residential high end capitalization rate adjusted to reflect the assumption of a quick property sale and regional location of properties
(2) Commercial low end capitalization rate assumption per PricewaterhouseCooper's Korpacz Real Estate Survey, Second Quarter 2009
Average national strip shopping center capitalization rate of 7.91%
Average national suburban office capitalization rate of 8.24%
Commercial high end capitalization rate adjusted to reflect the assumption of a quick property sale and the regional location of properties

TM capital
Investment & Merchant Bankers

Property Sale Analysis (cont.)

M&A International

($ in thousands)	Valuation Range	
	Low	High
Total Continuing Properties	$35,424	$44,761
Discontinued Properties: (1)		
Jefferson Gardens, NJ	$1,000	$1,500
Amboy Tower, NJ	1,500	2,500
Alpine, NJ	500	800
West Orange	300	350
Total Discontinued Properties	3,300	5,150
Total Properties	$38,724	$49,911
Disposition Costs (2)	$1,549	$1,996
Net Property Proceeds	37,175	47,915
Taxes (3)	5,870	10,166
After Tax Property Proceeds	31,305	37,749
Plus: Cash & Equivalents	13,239	13,239
Less: Total Debt	28,284	28,284
Net Proceeds to Equity	16,260	22,704
Present Value Discount (4)	15.0%	10.0%
Adjusted Net Proceeds to Equity	$14,139	$20,640
Shares Outstanding	8,050	8,050
Per Share	$1.76	$2.56

(1) Liquidation estimates per management guidance
(2) Assumes disposition costs of 4.0%
(3) Assumes a tax basis of $22.5 million and a 40% tax rate
(4) Assumes properties will be sold within one year. For a discussion of assumed cost of capital see page 31.

TM capital
Investment & Merchant Bankers

TAB IV:

Summary Valuation

Valuation Ranges



LTM EBITDA(1)
NM
Historical Avg. EBITDA(2)
$0.16
LTM NOI
$2.77
$3.62
Historical Avg. NOI
$3.28
$4.14
Self Tender Offers
$1.37
$1.56
Discounted Cash Flow
$1.17
$2.61
Property Sale Analysis
$1.76
$2.56
—
$1.00
$2.00
$3.00
$4.00
$5.00
Price Per Share

(1) Price per share ranges from ($0.59) to ($0.38)
(2) Price per share ranges from ($0.11) to $0.16
Note: Represents the tender offer price of $2.00 per share
Represents the closing stock price of $1.30 one day prior to tender offer announcement

TM capital
Investment & Merchant Bankers

Summary Valuation

M&A INTERNATIONAL

($ in millions)

	Wilshire Enterprises Statistic	Low	Mid	High
Selected Public Companies Analysis:				
LTM EBITDA Multiple		12.0x	13.0x	14.0x
Implied Enterprise Value - LTM EBITDA	$0.9	$10.3	$11.2	$12.0
Less: Net Debt		15.0	15.0	15.0
Equity Value		(4.8)	(3.9)	(3.0)
Implied Price Per Share		($0.59)	($0.48)	($0.38)
Historical Average EBITDA Multiple		13.0x	14.0x	15.0x
Implied Enterprise Value - Historical Average EBITDA	$1.1	$14.2	$15.3	$16.4
Less: Net Debt		15.0	15.0	15.0
Equity Value		(0.9)	0.2	1.3
Implied Price Per Share		($0.11)	$0.03	$0.16
LTM NOI Multiple		11.0x	12.0x	13.0x
Implied Enterprise Value - LTM NOI	$3.4	$37.4	$40.8	$44.2
Less: Net Debt		15.0	15.0	15.0
Equity Value		22.3	25.7	29.1
Implied Price Per Share		$2.77	$3.20	$3.62
Historical Average NOI Multiple		12.0x	13.0x	14.0x
Implied Enterprise Value - Historical Average NOI	$3.5	$41.5	$44.9	$48.4
Less: Net Debt		15.0	15.0	15.0
Equity Value		26.4	29.9	33.3
Implied Price Per Share		$3.28	$3.71	$4.14
Comparable Self Tender Transactions:				
Premium to Share Price Prior to Announcement		5.0%	12.5%	20.0%
Implied Price Per Share (1)		$1.37	$1.46	$1.56

Discounted Cash Flow Analysis:

	Per Share Equity Value		
	Cap Rate for NOI		
Discount Rate	10.0%	9.0%	8.0%
10.0%	$1.75	$2.13	$2.61
12.5%	$1.45	$1.79	$2.23
15.0%	$1.17	$1.49	$1.89

	Low	Mid	High
Property Sale Analysis			
Per Share Equity Value	$1.76	$2.16	$2.56

(1) Based on the closing share price of $1.30 prior to the tender announcement on April 2, 2009

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Investment & Merchant Bankers